EXHIBIT INDEX

(d)(3) Investment Management Services Agreement between Registrant, on behalf of RiverSource Disciplined Small Cap Value Fund, and RiverSource Investments, LLC, dated Jan. 12, 2006.

(g)(2)   Amendment, dated Jan. 12, 2006, to Custodian Agreement, dated Oct. 1,
         2005.

(g)(3)   Amendment, dated Jan. 13, 2006, to Custodian Agreement, dated Oct. 1,
         2005.

(h)(2) Amendment, dated Jan. 12, 2006, to Administrative Services Agreement, dated Oct. 1, 2005.

(h)(4) Amendment, dated Jan. 12, 2006, to Class Y Shareholder Service Agreement, dated Oct. 1, 2005.

(h)(6) Amendment, dated Jan. 12, 2006, to Transfer Agency Agreement, dated Oct. 1, 2005.

(h)(7) Master Fee Cap/Fee Waiver Agreement dated, Oct. 1, 2005, as amended Feb. 6, 2006, between RiverSource Investments, LLC, Ameriprise Financial, Inc., RiverSource Service Corporation, Ameriprise Financial Services, Inc. and the RiverSource Funds and Preferred Master Trust.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(2) Amendment, dated Jan. 12, 2006, to Plan and Agreement of Distribution (for Class A and Class B shares), dated. Oct. 1, 2005.

(m)(4) Amendment, dated Jan. 12, 2006, to Plan and Agreement of Distribution (for Class C Shares), dated Oct. 1, 2005.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2006.

(q)(4) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2006.